Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-31434, 33-43854, 333-03191, 333-32499, 333-35324, 333-73252, 333-107677, 333-140837, and 333-163637 on Form S-8 of our report dated June 24, 2014, relating to the financial statements and supplemental schedule of The Boeing Company Voluntary Investment Plan, appearing in this Annual Report on Form 11-K of The Boeing Company Voluntary Investment Plan for the year ended December 31, 2013.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
June 24, 2014